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                   ASSIGNMENT AND EXCLUSIVE SERVICES AGREEMENT

         THIS ASSIGNMENT AND EXCLUSIVE SERVICES AGREEMENT is made and entered into this 26th day of May, 2006 to be effective as of April 1, 2006 (the "Effective Date") by and between DIVERSE TALENT GROUP, INC., a California corporation ("DTGroup"), Christopher Nassif ("Nassif" or collectively with DTGroup, "DT") and DIVERSE MEDIA GROUP CORP. ("DMG") a Utah corporation and a wholly-owned subsidiary of Cirtran Corporation, a Nevada corporation.

                                    RECITALS

         A. DT operates as a licensed talent agency in Los Angeles, California. DT has developed extensive industry contacts among both talent and producers.

         B. DMG is commencing a diversified media business of product marketing, infomercial production, media financing and product merchandising services to the Direct Response and Entertainment Industries. As part of such business, DMG intends to establish an exclusive operations relationship with DT whereby DMG will outsource its talent agency operations to DT and provide financing to DT to assist in its growth.

         C. The parties intend to create a exclusive relationship between themselves whereby DT operate solely under the DMG infrastructure, as described herein.

         D. The Term of this agreement shall be for 60 months beginning on April 1st, 2006 and expiring on March 31, 2011.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. DT Services. During the term of this Agreement, DT will provide the following services to DMG:

                  (a) DT will provide, on an outsource or subcontract basis, all creative and operational needs of the "Talent Division" of DMG (the "Agency Services") by maintaining and, as necessary, growing its present operations. Except for client contracts which DMG expressly allows DT to retain as provided herein, DT will supply the Agency Services exclusively to DMG and will provide all of DMG's reasonable requirements for Agency Services. All services to be provided by DT hereunder shall be performed in a prompt and professional manner consistent with DTGroup's past practices.

                  (b) As provided in paragraph 3, all gross revenues generated from DT's operations shall be directed and made payable to DMG from and after the Effective Date.



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                  (c)      DMG will be responsible to make payments to the
talent on Talent Contracts assigned to it hereunder.

         2. Initial Payment. Upon mutual execution of this Agreement, DMG will pay to DT an initial non-recoupable payment of Fifty Thousand Dollars ($50,000.00) in full consideration of the following: (i) the right to use the name "Diverse" and be associated with the existing goodwill and reputation of DT (which rights survive termination of this agreement as outlined in this agreement), (ii) the right to obtain DT's Agency Services on an exclusive basis as described in paragraph 1, (iii) all accounts receivable and contracts receivable of DTGroup as of the Effective Date, and (iv) assignments of the Talent Contracts described in paragraph 3.

         3. Assignment of Talent Contracts, First Right of Refusal. DT has attached hereto as Schedule "A" a list of all talent DT has under contract as of the Effective Date (whether exclusively, non-exclusively or for specific projects) with a description of the terms of such contracts. Within 5 business days, DMG will notify DT of any such contracts which DMG declines to assume. With the exception of the contracts which DMG has expressly declined to assume, all of such contracts (the "Talent Contracts") shall be assigned to DMG as of the Effective Date. If any of the Talent Contracts cannot be formally assigned as of the Effective Date due to provisions in the Talent Contract itself or the need for DMG to register as a talent agency, then pending formal assignment DT shall deliver 100% of the gross revenue received under such Talent Contract to DMG. If any of the Talent Contracts requires the consent of the talent for assignment, DT will use its best efforts to obtain such consent in a timely manner. The consideration for assignment of the Talent Contracts is the initial payment described in paragraph 2 and the payments described in paragraph 4. After the Effective Date, DT will present to DMG, in writing, potential new contracts with talent. DMG will have at least five business days to determine whether to sign the talent itself and treat such contract as a Talent Contract. If, but only if, DMG acting through its CEO declines to sign the talent, DT may sign the talent directly.

         4. Ongoing Compensation. The compensation for the services rendered hereunder shall be as follows:

                  (a) As used herein, the "Gross Profit" shall mean (i) for Talent Contracts on a standard form such as those used by DT prior to the Effective Date, the entire agent's commission, which has typically been 10% of the gross amount payable to the talent, and (ii) for Talent Contracts where DMG will contract directly with the employer/producer to provide the talent, the difference between the gross revenue received by DMG and the earned amount that DMG must pay to the talent. Gross Profit is recognized for purposes of this Agreement only when payment is actually received by DMG.

                  (b) DT will be responsible to pay for all its direct overhead, labor and expenses to operate its business from its share of Gross Profit paid by DMG in accordance with this paragraph 4.


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                  (c)      Gross Profit from Talent Contracts in existence as of
the Effective Date shall be divided 85% to DTGroup and 15% to DMG (e.g. from the standard 10% agent's commission, DTGroup will receive 8.5% and DMG 1.5%).

                  (d) Marginal Gross Profit from Talent Contracts entered into after the Effective Date shall be divided between DTGroup and DMG based on the cumulative Gross Profit received pursuant to such Talent Contract as set forth in the following schedule:

         ------------------------------  ---------------  -------------
         Cumulative Gross Profit          DTGroup share    DMG balance

         ------------------------------  ---------------  -------------
         $500,000 or less                      62.5%          37.5%
         ------------------------------  ---------------  -------------
         $500,001 to $1,000,000                65.0%          35.0%
         ------------------------------  ---------------  -------------
         $1,000,001 to $1,500,000              67.5%          32.5%
         ------------------------------  ---------------  -------------
         $1,500,001 to $2,000,000              70.0%          30.0%
         ------------------------------  ---------------  -------------
         $2,000,001 to $2,500,000              72.5%          27.5%
         ------------------------------  ---------------  -------------
         Over $2,500,000                       75.0%          25.0%
         ------------------------------  ---------------  -------------

                  DTGroup's compensation with respect to a payment received under a Talent Contract will be paid within ten (10) days after DMG's receipt of the payment. As an example, if over the term of Talent Contract DMG has received total Gross Profit of $750,000, the total payments to DTGroup with respect to such Talent Contract would be $475,000 (62.5% of $500,000 plus 65% of $250,000)
and DTGroup would be paid $0.65 of the next dollar of Gross Profit received under such Talent Contract.

         5. Nassif. Unless waived in writing by DMG, it is a condition to this Agreement that Nassif remain employed by DTGroup and active in and responsible for its business. Nassif shall also be employed by DMG as Talent Division President of DMG directly responsible for the Talent and Production divisions of DMG pursuant to an employment agreement on terms mutually acceptable to the parties. In addition, Nassif will be recognized as a co-founder of DMG's Talent Division. The employment agreement will provide that Nassif shall be compensated for new business generated by him for DMG's other divisions in an amount equal to 5.0% of the gross margin actually received by DMG from such business, net of discounts and returns. The employment agreement may provide that up to 50%, (at Nassif's sole discretion provided he notify DMG and its parent company in writing prior to the commencement of said new business operations) of such compensation is payable in the form of stock of DMG's parent corporation,. In addition, Nassif shall be issued 2,500,000 stock options pursuant to the parent corporation's option plan exercisable at $.06 per share with a five year term. The options will vest 20% upon grant and an additional 20% per year, subject to continued employment by DMG, beginning on the first anniversary of the date of the execution of this agreement until fully vested. Nassif shall have mutual approval on all public relations and similar communications relating to the Talent and Production Division Operations. Nassif's employment agreement will provide that he is entitled to reimbursement of all pre-approved business expenses incurred on behalf of DMG or its parent.


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         6.       Capital Financing. DTGroup and Nassif agree that DTGroup will maintain sufficient staff and equipment to fully and professionally perform the services required of it hereunder. Upon the request of DT, DMG will make working capital loans to DTGroup to enable it to provide services hereunder. The working capital loans will be on such terms as the parties may mutually agree upon but will not bear interest. As an initial working capital loan, DMG will provide DTGroup with a non-interest bearing working capital line of credit in the amount of $200,000 with weekly draws not to exceed $20,000 on terms to be negotiated by the parties. All outstanding working capital loans will become due and payable upon termination of this Agreement.

         (a) Capital Investment: It is understood by both parties that it is DMG's intention to commit such capital as is determined by the Boards of Directors of DMG and its parent corporation as they deem reasonably necessary to grow the business operations and revenue of DMG's Talent Division, including but not limited to marketing, public relations, office expansion, attraction of key executives, advertising etc. DMG will consult with Nassif regarding the timing and amount of such capital commitments.

         7.       Term, Renewal, Termination.

                  (a) This Agreement shall be for an initial term of five years commencing on the Effective Date (the "Initial Term").

                  (b) This Agreement shall renew for successive terms of five years each unless at least 30 days prior to the end of the Initial term or then-current renewal term either party notifies the others of its intent to not renew.

                  (c)      This Agreement may be terminated by either party:

                           (i)      if the other party defaults in any payment
to the terminating party and such default continues without a cure for a period of 20 days after the delivery of written notice thereof by the terminating party to the other party;

                           (ii)     if the other party defaults in the
performance of any material term or condition of this Agreement other than the payment of money and such default continues unremedied for a period of 30 days after the delivery of written notice thereof by the terminating party to the other party.

                  (d) To fully vest in DMG the rights to the Diverse name it has purchased hereunder, upon any termination of this Agreement, DTGroup shall promptly change its corporate and business name to remove the word "Diverse". Furthermore, in such event DTGroup agrees that for a period of two years following termination it will not, without DMG's express written consent,
(i) represent the talent who were under contract with DMG at the time of termination, or (ii) operate, directly or through an affiliate, a talent agency located within Los Angeles County.


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         8.       Buy-Sell Agreement.

                  (a) In the event that this Agreement terminates due to a non-renewal by either party pursuant to paragraph 7(a), then upon termination
(i) DTGroup shall have the option to purchase the Talent Division Assets (as defined below) not already owned by it (the "DTGroup Option"), and (ii) DMG will have the option to purchase the Talent Division Assets as defined below (the "DMG Option" or collectively with the DTGroup Option, the "Options") not already owned by it on the terms outlined herein. Each of the parties will have 45 days after the effective date of termination to notify the other party whether or not it desires to exercise its Option.

                  (b) The exercise price of the Options will be equal to 50% of the average annual Gross Profit used in calculating DTGroup's ongoing compensation for the three years preceding termination.

                  (c) If only one of parties desires to exercise its Option, then a closing will occur as soon as practicable after the end of the 45 day period referred to above at which the exercising party pays the exercise price and the non-exercising party transfers to the exercising party the Talent Division Assets owned by the non-exercising party. The exercise price shall be paid in full at closing, and the Talent Division Assets shall be transferred free and clear of all liens, claims and encumbrances, unless the parties mutually agree upon other terms. If DTGroup is the purchasing party, it shall be relieved of the name and non-competition obligations of paragraph 7(d). Both parties agree that in the event DTGroup purchases the Talent Division Assets, DMG will be allowed to operate its remaining business under the Diverse Media Group name.

                  (d) If both parties, or neither party, state a desire to exercise its Option in the 45 day period, and if the parties cannot agree on a sale between themselves on mutually agreeable terms, then the parties shall use their best efforts to sell the Talent Division Assets to a third party on mutually agreeable terms, in which event the sales price (including cash and the value of any assumed debt), net of commissions and other customary costs of sale, shall be divided 50% to DTGroup and 50% to DMG. The parties shall cooperate with each other in good faith throughout the sale process.

                  (e) As used herein, the "Talent Division Assets" shall mean (i) all tangible and intangible assets and rights used by DTGroup in connection with its talent agency business, including any agreements with talent retained or obtained by DTGroup, plus (ii) all intangible asset and rights used by DMG in connection with its Talent Division, including the Talent Contracts and rights to the Diverse name, but excluding any assets used principally for other operating divisions of DMG.

         9. Authority. DMG's discretion to accept or approve Talent Contracts under paragraph 3 and to approve the terms of working capital loans under paragraph 6 may only be exercised by writings executed by its Chief Executive Officer.

         10. Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns, provided that neither party may


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assign this agreement without the written consent of the other party. Consent to assignment shall not be unreasonably withheld, provided that the consenting party may require evidence to its reasonable satisfaction that the proposed assignee will be able to perform the obligations of the proposed assignor.

         11. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by document, overnight delivery service or, to the extent receipt is confirmed, telecopied to the appropriate address or number set forth below.

Notice to DT or Nassif shall be addressed to:

         Diverse Talent Group
         1875 Century Park East, Suite 2250
         Los Angeles, CA 90067
         Attention: Christopher Nassif
         Fax: __________

Notices to DMG shall be addressed to:

         Diverse Media Group Corp.
         1875 Century Park East, Suite 1790
         Los Angeles, CA
         Fax 310-492-0404
         Att: Trevor Saliba

         With a required copy to:

         CirTran Corporation
         4125 South 6000 West
         West Valley City, Utah 84128
         Attention: Iehab Hawatmeh
         Fax: 801-963-5180

or at such other address and to the attention of such other person as either party may designate by written notice to the other.

         12. Governing Law, Dispute Resolution. This agreement shall be governed by and construed by the laws of the State of Utah, disregarding the conflicts of laws provisions thereof. Any claim, dispute or controversy arising out of, or relating to any section of this Agreement or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement shall, upon the election by written notice of either party, be settled on an expedited basis by binding arbitration in Salt Lake City, Utah before a single arbitrator mutually agreeable to the parties, or if no agreement is reached, before a single arbitrator from the American Arbitration Association selected in accordance with its rules then in effect, which arbitration shall be conducted in accordance with such rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy.

         13. Attorneys' Fees. In the event of any litigation concerning any controversy, claim or dispute among the parties hereto, arising out of or


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relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

         14. Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended only with the written consent of the parties. No term or provision of this Agreement shall be deemed waived unless such waiver shall be in writing and signed by the party making such waiver. Any waiver of a particular breach of this Agreement shall not constitute a waiver of any other breach, nor shall any waiver be deemed a continuing waiver unless it so states expressly.

         15. Entire Agreement; Severability. This Agreement supersedes all proposals, oral or written, all negotiations, conversations or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         16. Survival of Obligations. The obligations of confidentiality and exclusivity arising under this Agreement are intended to survive any termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                            DIVERSE TALENT GROUP, INC.



                                            By: /s/
                                                --------------------------------
                                                Name:
                                                Title:





                                            /s/
                                            ------------------------------------
                                            Christopher Nassif

                                            DIVERSE MEDIA GROUP CORP.



                                            By: /s/
                                                --------------------------------
                                                Name: Iehab Hawatmeh
                                                Title: Chairman and CEO





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                                   SCHEDULE A


------------------  ----------------------  ------------------------  ----------
                                                                      Date of
     Talent              Program                Buyer                 Contract
------------------  ----------------------  ------------------------  ----------
Eric Braeden        "The Young and          CPT Holdings              11/04/04
                    the Restless"
------------------  ----------------------  ------------------------  ----------
Bob Del Valle       "Shark"                 Imagine Television        02/08/06
------------------  ----------------------  ------------------------  ----------
Andrew Hoefft       "Related by Family"     Paramount Television      12/10/03
------------------  ----------------------  ------------------------  ----------
Josh Holloway       "Lost"                  Touchstone Television     07/06/04
------------------  ----------------------  ------------------------  ----------
Chris Hunter        "South of Nowhere"      The Jersey Production     07/05/05
------------------  ----------------------  ------------------------  ----------
Tim Iacofano        "Beyond"                Imagine Television        02/03/06
------------------  ----------------------  ------------------------  ----------
Brian Krause        "Charmed"               Spelling Television       06/15/05
------------------  ----------------------  ------------------------  ----------
Natalia Livingston  "One Life to Live"      ABC                       03/14/02
------------------  ----------------------  ------------------------  ----------
Levi Ogner          "Haversham Hall"        It's a Laugh Productions  10/27/05
------------------  ----------------------  ------------------------  ----------
Conner Rayburn      "According to Jim"      Touchstone Television     10/01/04
------------------  ----------------------  ------------------------  ----------
Katee Sackhoff      "Battlestar Galactica"  Universal Network         02/18/05
------------------  ----------------------  ------------------------  ----------
George Stults       "7th Heaven"            Spelling Television       07/20/05
------------------  ----------------------  ------------------------  ----------
Daphne Zuniga       "Beautiful People"      Canterbury Productions    02/22/05
------------------  ----------------------  ------------------------  ----------

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